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                                                                    Exhibit 23.1
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             Independent Auditors' Consent and Report on Schedule



The Board of Directors and Stockholders
ResMed Inc:



The audits referred to in our report dated August 3, 2001, included the related financial statement schedule as of June 30, 2001 and for each of the years in the three-year period ended June 30, 2001. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-08013 and 333-83231) on Form S-8 of ResMed Inc of our reports included herein.



/s/ KPMG LLP
KPMG LLP
San Diego, California
September 14, 2001